UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2007

RED ROCK PICTURES HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-51601	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8228 Sunset Boulevard, 3rd Floor, Los Angeles, California	90046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 790-1813

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On July 6, 2007, we entered into an Equity Distribution Agreement with IFG Opportunity Fund, LLC (the “Investor”). Pursuant to this Agreement, the Investor has committed to purchase up to $25,000,000 of our common stock. The amount that we shall be entitled to request from each purchase (“Advance”) shall be up to $2,000,000.  The advance date shall be the date that the Investor receives an advance notice of a draw down by us. The purchase price shall be set at ninety-seven percent (97%) of the market price of the common stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the advance notice date. There are advance restrictions applied on days between the advance date and the closing date with respect to that particular advance. During this time, the Company shall not be entitled to deliver another advance notice. On each Advance Date the Company shall pay to the Investor, directly out of the gross proceeds of each Advance, an amount equal to three percent (3%) of the amount of each Advance.

We are obligated to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the shares of the common stock underlying the Equity Distribution Agreement, the investors shares, the placement agent shares and the shares underlying the warrant within 30 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the closing date. We shall have an ongoing obligation to register additional shares of our common stock as necessary underlying the advances.

On April 5, 2007, we had entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP (the “Investor”). Pursuant to this Agreement, the Investor committed to purchase up to $20,000,000 of common stock over the course of twenty-four months.  On July 10, 2007, in lieu of terminating the agreement with the Cornell Capital, we decided to not pursue filing a registration statement pursuant covering the shares of the common stock underlying the Standby Equity Distribution Agreement.

Item 3.02  Unregistered Sales of Equity Securities

See Item 1.01 above.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Section 9  -  Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None

(b)	Pro forma financial information.

None

(c)	Exhibits

Exhibit No.	Exhibits

10.1	Equity Distribution Agreement between the Company and IFG Opportunity Fund, LLC dated July 6, 2007
10.2	Registration Rights Agreement between the Company and IFG Opportunity Fund, LLC dated July 6, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROCK PICTURES HOLDINGS, INC.

Dated: July 16, 2007	By:	/s/ Robert Levy
Name: Robert Levy
Title: Chief Executive Officer

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